UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

000-49746
(Commission File Number)

Nevada	88-0498181
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9
(Address of principal executive offices) (Zip Code)

(604) 327-9446
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual general meeting of the holders of common shares of Viscount Systems Inc. held on May 28, 2013, the shareholders voted on the following matters:

1.	Fixing the Number of Directors at Five. The shareholders approved the number of directors to be fixed at five.

For: 42,134,505 Against: 77,175 Non-votes: N/A

2.	Election of Directors. The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

Stephen Pineau:	For: 20,844,070
Withheld: 6,483,216
Non-votes: 14,884,394

Robert Liscouski:	For: 20,811,070
Withheld: 6,516,216
Non-votes: 14,884,394

Paul Goldenberg:	For: 20,709,870
Withheld: 6,517,416
Non-votes: 14,984,394

Dennis Raefield:	For: 20,811,070
Withheld: 6,516,216
Non-votes: 14,884,394

Paul Brisgone:	For: 20,811,070
Withheld: 6,516,216
Non-votes: 14,884,394

3.

Appointment of Auditors. The shareholders approved the appointment of Dale Matheson Carr- Hilton LaBonte LLP, Chartered Accountants as independent auditors of the Company for the year ending December 31, 2013.

For: 42,199,948 Withheld: 11,731 Non-votes: N/A

4.

Advisory (Non-Binding) Vote of Executive Compensation. The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2013 annual general meeting.

For: 20,704,548 Against: 6,622,738 Non-votes: 14,884,394

5.

Frequency of Advisory (Non-Binding) Vote of Executive Compensation. The shareholders approved, on an advisory basis, the frequency of holding future advisory votes on the compensation of the Company’s named executive officers be every three (3) years.

For: 20,753,148 Against: 6,574,138 Non-votes: 14,844,394

Based upon the results of the shareholder vote, the Company intends to submit to its shareholders an advisory vote on executive compensation at its annual meeting every three (3) years until the next advisory vote on the frequency of stockholder voting on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viscount Systems, Inc.
Date	May 30, 2013	(Registrant)

/s/ Stephen Pineau
Stephen Pineau, President